UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ⌧ Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))

⌧	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to Sec. § 240.14a-12

CSP INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

⌧	No fee required.

◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

◻	Fee paid previously with preliminary materials.

◻

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CSP INC.

December 30, 2021

Dear Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of CSP Inc. Our Annual Meeting will be held on Tuesday, February 8, 2022, at 9:00 a.m. local time at our CSP Inc. office located at 1182 East Newport Center Drive, Deerfield Beach, Florida 33442.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2022 Annual Meeting of Stockholders and proxy statement.

Your vote is very important to us, regardless of the number of shares that you own.  Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the Annual Meeting.  To simplify this process, your vote may be cast over the Internet, by telephone or by mail.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/Victor Dellovo
Victor Dellovo

Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date:             Tuesday, February 8, 2022

Time:             9:00 a.m. local time

Place:            CSP Inc. Office in Deerfield Beach, Florida

1182 East Newport Center Drive

Deerfield Beach, Florida 33442

At the Annual Meeting you will be asked to:

1.	elect the nominees named in the proxy statement to the Board of Directors as directors;
2.	consider an advisory vote to approve executive compensation;
3.	approve an amendment to the Company’s 2015 Stock Incentive Plan (the “Plan”) to increase the authorized number of shares of common stock available for issuance under the Plan by 400,000 shares;
4.	ratify the appointment of RSM US, LLP as the Company’s independent auditors for fiscal year 2022; and
5.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
By order of the Board of Directors,

/s/Gary W. Levine
Gary W. Levine

Secretary

Lowell, Massachusetts

December 30, 2021

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE AS PROMPTLY AS POSSIBLE.

ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 8, 2022.  The Notice of Annual Meeting, proxy statement, proxy card and 2021 Annual Report on Form 10-K are also available at www.proxyvote.com

CSP INC.

(A Massachusetts Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders

February 8, 2022

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2022 Annual Meeting of Stockholders to be held on February 8, 2022, which is referred to in this proxy statement as the Annual Meeting.  Your vote is very important.  For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

Our principal executive offices are located at 175 Cabot St. Suite 210, Lowell, Massachusetts 01854.  Our main telephone number is (978) 954-5038.  In this proxy statement, CSP Inc. is sometimes referred to as the “Company”, “CSPI”, “we” or “our”.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on February 8, 2022.

Pursuant to the rules adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of Annual Meeting, proxy statement, proxy card and our 2021 Annual Report on Form 10-K, and by notifying you of the availability of our proxy materials on the Internet.  The notice of Annual Meeting, proxy statement, proxy card and 2021 Annual Report on Form 10-K are also available at www.proxyvote.com.  In accordance with SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about December 30, 2021.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Where and when is the Annual Meeting of Stockholders?

Our Annual Meeting of stockholders will be held at our South Florida office, located at 1182 East Newport Center Drive, Deerfield Beach, Florida at 9:00 a.m. local time on February 8, 2022.

Who may attend the annual meeting?

To attend you must be a CSP Inc. shareholder as of the record date. We intend to hold our  annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have, and the recommendations that public health and government officials may issue in light of the evolving coronavirus (COVID-19) pandemic. As a result, shareholders who attend in person may be subject to additional health procedures and screening to comply with local and state public health regulations and government guidelines related to Covid-19.  Such procedures and guidelines will be posted at the Annual Meeting.

Who may vote at the Annual Meeting?

You may vote if our records show that you owned your shares on December 20, 2021, which is the record date for our 2022 Annual Meeting (the “record date”).  At the close of business on the record date, 4,394,460 shares of our common stock were issued and outstanding and eligible to vote.  You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.

Why did I receive the proxy materials by e-mail?

You requested that the Company or a broker, bank or other nominee holding your shares deliver proxy materials to you electronically by e-mail.  If you hold your shares through a bank, broker or other nominee, please contact that holder for information about starting or stopping e-mail delivery of proxy materials.  If you have a CSP stock certificate or hold  your shares in a book-entry account  with our transfer agent, American Stock Transfer & Trust Company, LLC  please contact them by calling (800) 937-5449 or writing to American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials, including your proxy card, were sent directly to you by us.  As the stockholder of record, you have the right to grant your voting proxy directly to us via the Internet, by telephone or by mail, or to vote in person at the Annual Meeting.

Beneficial Owner.    If your shares are held in a stock brokerage account, or by a bank or other nominee, you are considered the beneficial owner of the shares, which are held in “street name,” and the proxy materials, including your proxy card, are being provided to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote those shares and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a proxy from your broker, bank or nominee.  Your broker, bank or nominee has sent you a proxy card for you to use in directing the broker, bank or nominee how to vote your shares.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote on each matter presented for a vote at the meeting.  There is no cumulative voting.  We had 4,394,460 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

We must have a quorum in order to hold the Annual Meeting and conduct business.  The presence at the meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares or 2,197,231 shares of common stock as of the record date constitutes a quorum. Each share of our common stock is entitled to one vote on each matter presented for a vote at the meeting shares are counted if you are present at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf.  Abstentions are counted as present for the purpose of determining the presence of a quorum at a meeting of stockholders.  Proxies received from brokers that express a vote on any matter will also be counted as present, even if they show a broker “non-vote” (as described below) on any other matter(s).  The vote on each matter submitted to stockholders is tabulated separately. American Stock Transfer & Trust Company will tabulate the votes.

If on the date scheduled for the Annual Meeting a quorum does not exist for purposes of conducting business at the Annual Meeting, the management persons named as proxies in the proxy card will use the discretionary authority granted to them thereby to adjourn the meeting to a future date for purposes of seeking a quorum.

I own my shares in “street name.” Will my broker vote ?

If you provide voting instructions to your broker, your broker will vote in accordance with your instructions. The ability of brokers to vote your shares for you without instructions from you is governed by Rule 452 of the New York Stock Exchange (NYSE), which regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to what exchange the shares are traded on).  The NYSE has identified specific types of “Broker May Not Vote” matters, also known as non-routine matters.  At our Annual Meeting, the election of directors (Proposal One),  the advisory vote on executive compensation (Proposal Two), and the amendment to the Company’s 2015 Stock Incentive Plan  to increase the  authorized number of shares of common stock ), available for issuance under the 2015 Stock Incentive Plan by 400,000 shares  (Proposal Three)  are all “Broker May Not Vote” matters, and therefore your broker will not express a vote on those proposals without instructions from you.  If a broker submits a vote on a “Broker May Vote” matter, it will indicate that it does not have authority to vote on other matters, and there will be a broker non-vote with respect to those other matters

The ratification of the appointment of our independent auditors (Proposal Four), is a “Broker May Vote,” or routine matter.  Your broker may vote on a routine matter without instructions from you.

How many votes are required to elect directors (Proposal One)?

Directors are elected by a plurality of the votes cast.  This means that the five individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. A nominee does not need to receive a majority vote of the shares to be elected.  If you withhold authority to vote with respect to the election of a nominee, your shares will not be voted with respect to that nominee.  However, your shares will be counted for purposes of determining whether there is a quorum;

Under our Director Resignation Policy, in an uncontested election of directors, any of the nominees standing for election as a Director who receives more “Withhold” than “For” votes (a Majority Withhold Vote) is expected to promptly offer the Board his or her resignation as a Director for consideration. The resignation will be considered by the Nominating Committee and acted upon by the Board within 90 days following the certification of the stockholder vote. Following the Board’s decision, we will promptly publicly disclose the Board’s decision regarding the Director’s offer to resign and, if such offer is rejected, the rationale behind the Board’s decision.

How many votes are required to approve the advisory vote on the compensation paid to the Company’s named executive officers (Proposal Two)?

To be approved, Proposal Two requires the affirmative vote of a majority of the shares  of common stock and  present in person or represented by proxy  and entitled to vote at the Annual Meeting.  You may cast a vote either “FOR” or “AGAINST” the proposal or you may abstain.  A vote to abstain is the equivalent of a vote “AGAINST” the proposal.  A broker “non-vote” will not be counted as a vote cast.  Because your vote is advisory, with respect to the “say-on-pay” proposal, it will not be binding on the Board or the Company.  However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How many votes are required to approve an amendment to the 2015 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 400,000 shares (Proposal Three)?

To be approved, Proposal Three requires the affirmative vote of the majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. You may cast a vote “FOR” or “AGAINST” the proposal, or you may abstain., A vote to abstain is the equivalent of a vote “AGAINST” the proposal. A broker “non-vote” will not be counted as a vote cast and will have no impact on this proposal.

How many votes are required to ratify the appointment of the Company’s independent auditors (Proposal Four)?

Ratification of the appointment of RSM US, LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting  and  present in person or represented by proxy.  You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain.  A vote to abstain is the equivalent of a vote “AGAINST” the proposal.

How do I vote?

You may vote in one of four ways:

• Over the Internet

If your shares are registered in your name:  Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions.  You will need the control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

• By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States  using any touch-tone telephone and following the telephone voting instructions.  The telephone instructions will lead you through the voting process.  You will need the Company number, account and control numbers that appear on your proxy card.

• By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

• In Person at the meeting

What if I submit my proxy but do not vote for one or more of the proposals?

If you submit your proxy via the Internet, by telephone or by returning your signed proxy card, but do not mark or specify selections, then the shares covered by your proxy will be voted as recommended by the Board of Directors in this proxy statement.  If you indicate a choice with respect to any matter to be acted upon on your proxy, the shares you hold will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not submit your selections in accordance with the instructions received from your broker or other nominee, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter.  Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters.

Can I change or revoke my vote after submitting it?

Yes.  After you submit your vote via the Internet, by telephone or by mail, you retain the power to revoke your proxy or change your vote.  You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our corporate secretary specifying such revocation.  You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder.  If you are a beneficial owner and vote your shares through your broker, bank or other nominee and have previously given instructions that you wish to change or revoke, you can provide new, later-dated instructions to your broker, bank or nominee to act as you so instruct.

What should I do if only one set of proxy materials for the Annual Meeting are sent and there are multiple CSPI stockholders in my household?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports.  This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household.  You may promptly obtain an additional copy of the proxy materials and our 2021 Annual Report at no charge by sending a written request to Broadridge Financial Solutions, or by calling Broadridge toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department,  51 Mercedes Way, Edgewood, New York 11717.  Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge, as described above.  As a number of brokerage firms have instituted householding if you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. As previously noted, shareholders who wish to attend in person may be subject to additional health procedures and screening to comply with local and state public health regulations and government guidelines related to Covid-19. Such procedures and guidelines will be posted at the Annual Meeting

Where can I find more information?

We file annual, quarterly and current reports, proxy statements, and other information with the SEC, which are available on our website, www.cspi.com.  Our SEC filings are also available to the public, free of charge, on the SEC’s website at http://www.sec.gov. Our common stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol “CSPI.”

Who can help answer my questions?

If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:

CSP Inc.
175 Cabot Street, Suite 210
Lowell, MA 01854
Attn: Gary W. Levine, Chief Financial Officer
Phone: (978) 954-5040

What should I do now?

Carefully read this document and either submit your vote via the Internet or by telephone or, if voting by mail, indicate on the proxy card how you want to vote.  If voting by mail, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible.  You should submit your vote now even if you expect to attend the Annual Meeting and vote in person.  Submitting your vote now will not prevent you from later canceling or revoking your proxy up until the meeting and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Form 8-K filed with the SEC within four (4) business days after the Annual Meeting.

You may obtain a copy of the filed Form 8-K by visiting the investor relations section of our website (www.cspi.com) or the SEC’s website, contacting our Investor Relations department by calling 978-954-5038, or writing to Investor Relations, CSP Inc., 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling the Customer Support Department (800) 937-5449 or writing 6201 15th Avenue, Brooklyn, New York 11219.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members.  The Board, upon recommendation of the Nominating Committee, unanimously nominated the five directors listed below for election to the Board at the Annual Meeting.  Each of the five nominees currently serves as a member of the Board.  Directors elected at the Annual Meeting will hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

If you withhold authority to vote with respect to the election of any of our nominees, your shares will not be voted in favor of such nominee’s election.  However, your shares will be counted for purposes of determining whether there is a quorum

Nominees for Election

Listed below are the nominees with his or her age, the year he or she was first elected as a director of the Company, his or her business experience, as well as the director’s particular experiences, qualifications, attributes and skills that led our Board to conclude that the director should serve as a member of our Board.

Name and Age	Business Affiliations, Qualifications and Directorships

Victor Dellovo (52)

Director of CSPI since August 2012; President and Chief Executive Officer since August 2012; President of Modcomp’s worldwide operations since October 2010; President of Modcomp’s U.S. operations from October 2005 to September 2010; President of Modcomp’s Systems and Solutions division from June 2003 to September 2005, following Modcomp’s acquisition of Technisource Hardware Inc., a company he co-founded in 1997.

Mr. Dellovo is an industry veteran with more than 22 years of technology industry experience and leadership, as well as comprehensive knowledge of the Company and its operations.  Prior to becoming our Chief Executive Officer Mr. Dellovo led our Modcomp Inc. subsidiary, currently known as CSPi Technology Solutions, for four years.  He was responsible for managing all facets of Modcomp Inc.’s domestic and international business, a role that provided him with insight into our operations and the challenges and opportunities faced by the Company.  In addition, his prior positions with Technisource Hardware Inc. as an executive, a co-founder and in various sales and engineering positions have given him a strong knowledge and understanding of the technology industry.  Mr. Dellovo’ s experience in the industry and in executive management, coupled with his in-depth knowledge of our Company, contributes to his selection as our President and CEO by our Board and facilitates the Board’s strategic and financial planning as well as other critical management functions.

Name and Age	Business Affiliations, Qualifications and Directorships

Charles Blackmon (72)

Director of CSPI since July 2013; from 2005 to the present, served as Senior Vice President for Timberland Harvesters, LLC, a company that buys and sells timber and land; from June 2004 to March 2005 served as Chief Financial Officer of Interline Brands Inc., a public company that acts as a direct marketer and distributor of maintenance, repair and operating products including plumbing, electrical, hardware, HVAC and other related items; from 1994 to 2004 served in various senior management positions, including Chief Financial Officer, for MAGNATRAX Corporation or its predecessor American Buildings Company, a public company specializing in manufacturing products for the construction industry; 1971-1979, in public accounting except for one year; Director of Concurrent Computer Corporation from April 2003 to July 2017.

Mr. Blackmon has over 40 years of financial management experience and is a certified public accountant.  His extensive executive management and financial experience adds invaluable knowledge to our Board.  He is Chairman of our Audit Committee, and his expertise in accounting, financial reporting and controls and experience as a chief financial officer of public companies qualifies him as an “audit committee financial expert” under SEC rules and further qualifies him to serve as a member of the Board of Directors.

Name and Age	Business Affiliations, Qualifications and Directorships

Ismail “Izzy” Azeri (43)

Director of CSPI since January 2016; CEO, President and Co-founder of mabl, a startup software company that uses machine intelligence to automate routine engineering tasks, from January 2017 to the present; Senior Product Manager-Cloud, for Google, responsible for pricing, packaging, and discount strategy across overall Google Cloud Platform businesses, from May 2014 to January 2017; Founder, President and Board Chairman of Stackdriver, a cloud-based infrastructure monitoring company that grew to a business with 160 customers and 32 employees, that was acquired by Google in January 2014 from July 2012-May 2014; Executive in Residence at Bain Capital Ventures, a venture capital firm, where he evaluated new investment opportunities within software landscape, from March 2012 to July 2012; various positions at Acronis, a leader in disaster recovery software for the SMB segment in sales and marketing and strategic and corporate development, from July 2009 to January 2012; Director corporate business development, VMware Inc., a software company, responsible for acquisitions, venture investments and strategy from May 2006-July 2009; served on the Boards of VMware International from 2006-2009 and Board advisor 2for VMTurbo from 2009 to the present; various positions and corporate development, EMC Corp., computer storage company, from May 1996-May 2006. Mr. Azeri currently is a Board advisor at Threatstack, a privately held cloud security company.

Mr. Azeri has 21 years of managerial experience in operations, strategic partnerships and business development for some of the leading technology organizations in the world. He provides the Board extensive experience in software, cloud and technology products and services, and an in-depth understanding of the software and cloud-based technology that will assist us with product and service strategy for both of our business segments. He is also an expert in technology with significant business development and strategic planning experience, plus he has Board experience. This expertise and experience qualify him to serve as a Board member.

Name and Age	Business Affiliations, Qualifications and Directorships

C. Shelton James (82)

Director of CSPI since 1994; Chairman of the Board of Directors since August 2012; Principal, C. Shelton James Associates, a business consulting firm, from 1990 to present; President from 1993 until June 1998 and Director from 1993 until February 2000 of Fundamental Management Corporation; Director from December 1994 until March 2000 and Chief Executive Officer from August 1998 to March 1999 of Cyberguard Corp.; Director from August 1998 to July 2002 and Chief Executive Officer from December 2001 to July 2002 of Technisource, Inc.; Chief Executive Officer and Chairman of the Board of Elcotel from May 1991 to February 2000; Director of Concurrent Computer Corporation from July 1996 to August 2016. He was President of Gould’s Information Systems Business Section from 1980 to 1990 and Chief Financial Officer from 1968 to 1980 of Systems Engineering Labs which was acquired by Gould in 1980. Mr. James is a member of the Company’s Audit Committee. Mr. James was a CPA and worked in public accounting.

Mr. James’s experience as a CPA and Chief Financial Officer, overseeing financial reporting processes, internal accounting and financial controls, as well as managing independent auditor engagements, qualifies him as an “audit committee financial expert” within the meaning of SEC regulations.  Mr. James has served on ten boards of public companies and nine audit committees during his career.  His extensive executive management experience, in addition to his financial expertise, adds invaluable knowledge to our Board and qualifies him for service as a director of our Company.

Marilyn T. Smith (73)

Director of CSPI since July 2013; Retired Vice President for Information Technology and Chief Information Officer (CIO) for George Mason University, December 2013 to December 2020; Head of Information Services and Technology CIO, Massachusetts Institute of Technology (MIT), 2009 to 2013; President of Life Insurance Co. of the Hanover Insurance Group, and various other management positions from 2000 to 2009; Vice President and CIO for multiple information systems groups within Liberty Mutual Insurance Co. and various positions at John Hancock  Financial Services prior to 2000.

Ms. Smith’s operational executive management experience, knowledge and experience and her former position as CIO at George Mason University and MIT brings a unique understanding of the technology markets to the Board and qualify her for service as a director of our Company.

We believe that the qualifications for serving as a director of CSPI include significant accomplishment in a director’s field, together with an ability to make a meaningful contribution to the Board’s oversight of business affairs.  Each director must also have an excellent record and reputation for honesty and ethical conduct in both his and her professional and personal activities.  We consider Messrs. Azeri, Blackmon, Dellovo, James and Ms. Smith to meet these qualifications, which the Board believes makes each of them well qualified to serve as a director of CSPI.

The Board’s five director-nominees for election at the Annual Meeting − Charles Blackmon, Victor Dellovo, Ismail “Izzy” Azeri,  C. Shelton James and Ms. Marilyn T. Smith − have been recommended to the Board by the Nominating Committee and unanimously nominated.

The Board of Directors unanimously recommends that you affirmatively vote “FOR” the election of each of Ms. Smith and Messrs. Azeri, Blackmon, Dellovo and James, to serve as a director of the Company.

Unless marked to the contrary, proxies received will be voted “FOR” the election of each of the nominees listed above.

CORPORATE GOVERNANCE

We believe that good corporate governance and fair and ethical business practices are crucial to the proper operation of our Company.  This section explains some of the things we have done, or are considering, to improve the way we run CSPI.

Independent Directors

Rules and regulations of the SEC and NASDAQ require that a majority of our Board be “independent.”  The Board has reviewed those rules and regulations and has determined that Messrs. Azeri, Blackmon and James and Ms. Smith are independent directors.  As required by NASDAQ rules, the independent directors convene executive sessions at our regularly scheduled board meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

The Board believes that separating the positions of Chairman and Chief Executive Officer offers independent Board leadership and objective oversight of management.  The Board believes that this separation will give better clarity of leadership and is in the best interests of CSPI and its stockholders at this time. Mr. James currently serves as chairman. The non-management directors regularly meet alone in executive session at Board meetings.

Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk management oversight role, the Board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed.  The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.

The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs.  As part of the risk assessment, the Compensation Committee reviewed our compensation programs for certain design features that have been identified as having the potential to encourage excessive risk-taking, such as compensation mix overly weighted toward annual incentives and unreasonable goals or thresholds.  The Compensation Committee determined that, for all employees, our compensation programs encourage our employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company.  The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short-term and long-term results for our business and our stockholders without providing an incentive to take unnecessary risks.  The Compensation Committee on an on-going basis reviews our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

Meetings and Committees of the Board of Directors

Our Board met seven times during the fiscal year ended September 30, 2021.  In addition, the Audit Committee met six times, the Compensation Committee met five times, and the Nominating Committee met once.  All members attended all the meetings of the Board and of the committees of which they were a member.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

The Audit Committee has the responsibility of reviewing and approving transactions with related parties.  In connection with the review of any related party transactions, the Audit Committee considers, among other matters, the nature, timing and duration of the transactions, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions and whether the transactions are in the interests of the Company.   Mr. Nicholas Monfreda, the brother-in-law of Mr. Dellovo, was hired in June 2014 as the Sales Manager of the US Operations of Modcomp and his current positions is Vice President Managed and Strategic Services.  In addition to any Compensation Committee approval, the Audit Committee reviewed and approved  Mr. Monfreda’ s current status and compensation, which included an annual salary of $194,000 and a target annual bonus for FY 2021 equal to 50% of his annual salary, with 70% of the bonus based on meeting the net income goal of the MSP operation and 30% of the bonus based on meeting key performance indicators.  The Audit Committee did not consider any other related party transactions in fiscal year 2021.

Code of Ethics

We have adopted a code of ethics that applies to all our executive officers, directors and employees, and which is available in the Investor Relations section (under Corporate Governance) of our website at www.cspi.com.  A copy of the code of ethics can also be obtained, without charge, by written request to Investor Relations, CSP Inc., 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Communications with our Board of Directors

Our stockholders may communicate directly with the members of our Board or the individual chairmen of the standing Board committees by writing directly to those individuals c/o CSP Inc. at the following address: 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.  Our policy is to forward, and not intentionally to screen, any mail received at our corporate office are directed to such director.

Policy Regarding Board Attendance

It is our policy that all members of the Board attend the Annual Meeting of stockholders, although we recognize that our directors occasionally may be unable to attend for personal or professional reasons.  We generally hold a meeting of the Board on the same date as the Annual Meeting of Stockholders.  In 2021, all directors attended the Annual Meeting in person or on the telephone.

Director Resignation Policy

The Board of Directors’ adopted a Director Resignation Policy which provides that in an uncontested election of Directors of the Company, any nominee standing for election as a Director who receives more “Withhold” than “For” votes (a Majority Withhold Vote) is expected to promptly offer the Board his or her resignation as a Director for consideration.  The resignation will be considered by the Nominating Committee and acted upon by the Board within 90 days following the certification of the stockholder vote.  Following the Board’s decision, we will promptly publicly disclose the Board’s decision regarding the Director’s offer to resign and if such offer is rejected the rationale behind such decision.

Director Candidates and Selection Process

Under our by-laws, nominations for election to our Board may be made only by or at the direction of the Board (which has established the Nominating Committee in connection with this process) or by a stockholder who satisfies the substantive and procedural requirements set forth in our by-laws.  Candidates nominated by or at the direction of the Board will appear as the Company’s nominees in our proxy materials.  An eligible stockholder who complies with our by-laws is able to nominate a candidate for election at our Annual Meeting, and stockholders who are present in person or by proxy at the meeting may vote for such a nominee.  However, the Company’s proxy materials may not be available for that nominee.  That is, any eligible stockholder wishing to nominate a non-Board endorsed candidate for election as a director and solicit proxies for such nominee must prepare and file with the SEC, at his or her or its own expense, proxy materials meeting the applicable requirements of law for a proxy contest.

The Nominating Committee believes that the minimum qualifications for serving as one of our directors are that a nominee demonstrate significant accomplishment in his or her field, have the ability to make a meaningful contribution to the Board’s oversight of our business affairs and have an excellent record and reputation for honesty and ethical conduct in both his or her professional and personal activities.  In addition, the Nominating Committee examines a candidate’s specific knowledge, experience and skills, availability in light of other commitments, potential conflicts of interest and independence from our management and CSPI.  The Nominating Committee considers diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board composition as a whole when evaluating a director nominee. In February 2012, we adopted a policy requiring directors to resign at age 75.   The Board reserves the right to extend a waiver of this policy when it considers such a waiver to be in the best interests of the Company.  After reviewing Mr. James’ continued service to the Company, the Board waived this policy with respect to Mr. James in connection with this Annual Meeting.

The Nominating Committee may use any number of methods to identify potential nominees, including personal, management, and industry contacts, recruiting firms and, as described above, candidates recommended by stockholders.  The Nominating Committee did not engage any third-party recruiting firms to identify nominees in fiscal 2021.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the potential candidate to assess whether that person should be considered further.  If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee will contact the person.  Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate, other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments, and may seek management input on the candidate.  The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

The Nominating Committee will consider, for possible Board endorsement, director candidates recommended by stockholders.  In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate.  The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.  To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information, among other things:

•the name and address of the stockholder and the class and number of shares of our stock beneficially owned by the stockholder and owned of record by the stockholder; and

•all information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

Article III, Section 4 of our by-laws requires that notice of  stockholder nominations or recommendations and information described above must be received by our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting.  Therefore, the deadline for submission of notice for our 2023 Annual Meeting will be November

10, 2022.  Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder.  This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information.

Employee, Officer and Director Hedging

The Company does not have any current practice or policy regarding the ability of employees (including officers) or directors to engage in hedging transactions.  The Company will continue to evaluate if such a practice or policy is needed.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Our Audit Committee consists of Messrs. Blackmon (chair) and James and Ms. Smith. The Board determined that the members of our Audit Committee are not only independent, but also are “financially literate” for purposes of NASDAQ listing rules (that is, able to read and understand financial statements). In addition, the Board has concluded that each of Messrs. Blackmon and James qualifies as an “audit committee financial expert.” Mr. Blackmon is a CPA and worked in public accounting for eight years. He was chief financial officer of Interline Brands, Inc. from 2004-2005 and MAGNATRAX Corporation from 1994-2004. Mr. Blackmon also served on the audit committee of Concurrent Computer Corporation, a NASDAQ listed company, including as chairman, through July 2017. Mr. James was a CPA and worked in public accounting from 1962 to 1965. He was chief financial officer of Systems Engineering Laboratories in Ft. Lauderdale, Florida from 1969 to 1980, and has served on numerous audit committees.

Our Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibility for our financial statements, and our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. Our Audit Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Nominating Committee

The members of the Nominating Committee are Messrs. Azeri (chair), Blackmon and Ms. Smith, each of whom is an independent director.  In addition to performing the duties and functions set forth above under “Director Candidates and Selection Process,” the functions of our Nominating Committee include the following:

•	recommend directors to serve on committees of the Board; and
•	advise the Board with respect to matters of Board composition and procedures.

Our Nominating Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Compensation Committee

Our Compensation Committee is composed of Ms. Smith (chair), Messrs. Azeri and James, each of whom is an independent director.  NASDAQ rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly independent Compensation Committee.  NASDAQ rules also prohibit a company’s CEO from being present during voting or deliberations with respect to his compensation.  Our Compensation Committee is charged with reviewing and approving executive officers’ compensation, including the CEO, and administering our stock incentive plans.  The Committee also reviews and determines the compensation to be paid to directors.  Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present during deliberations.  For fiscal 2021, compensation consultants had no role in determining or recommending the amount or form of executive or director compensation.  Our Compensation Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com.  A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

2021 COMPENSATION OF NON-EMPLOYEE DIRECTORS

The following table and footnotes provide certain information regarding the fiscal year 2021 compensation of CSPI’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash[1] (b)	Stock Awards2,(c)	Total (h)
Izzy Azeri[2]	$30,104	$54,050	$84,154
Charles Blackmon[2]	$38,018	$54,050	$92,068
C. Shelton James[2]	$55,104	$54,050	$109,154
Marilyn Smith[2]	$38,018	$54,050	$92,068

Notes:

1.	Each non-employee director receives (a) a $23,000 annual cash retainer, (b) an additional $552 annual retainer for each Committee membership, (c) a meeting fee of $1,500 per quarterly board and committee meeting, and (d) out of pocket travel expenses in connection with the meetings. In addition, the Chairman of the Board receives an annual fee of $25,000, and the chairpersons of the Audit Committee and of the Compensation Committee each receives an annual fee of $7,500.
2.	On February 11, 2021, each non-employee director received a restricted stock award of 5,000 shares of common stock. The restricted stock awards vest in full on February 7, 2022. The restricted stock awards do not reflect compensation actually received by the non-employee directors. Instead, the amounts in the stock awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of a share of restricted stock was the closing price of our common stock on the Nasdaq GM on the date of grant ($10.81 on February 11, 2021).

OUR EXECUTIVE OFFICERS

Background Information about Executive Officers

In addition to Mr. Dellovo, we have three other executive officers, who are listed below with information showing their ages and business affiliations.

Name and Age	Business Affiliations
Gary W. Levine (73)	Vice President of Finance and Chief Financial Officer of CSPI since September 1983; and Controller of CSPI from May 1983 to September 1983.
Gary Southwell (59)

Vice President and General Manager of High Performance Products segment (HPP) since December 2016 to the present; Vice President and Co-founder of Seceon Networks, a startup cybersecurity company offering an open threat management platform of products, from January 2015 to November 2016; Vice President of Product Development of Audinate, a multi-channel digital networking technology company, from November 2012 to December 2014; Chief Technology Officer for a leading provider of cloud and metro network infrastructure solutions, from June 2009 to November 2012.

Michael Newbanks (58)

Vice President of Finance and Chief Accounting Officer of CSPI since July 2017; Controller for Modcomp, May 2003-July 2017; Controller of Technisource Hardware Inc., which was acquired by Modcomp, April 2001 to May 2003.

COMPENSATION OF EXECUTIVE OFFICERS

The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for our CEO and our three other highest paid executive officers for the years ended September 30, 2021 and 2020.

2021 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation[5] ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings[8] ($) (h)	All Other Compensation[9] ($) (i)	Total ($) (j)
Victor Dellovo, President and CEO	2021	$450,000	—	$241,200	[1]	—	$119,326	[6]	$97,800	$23,950	$932,276
	2020	$450,000	—	$397,161	[2]	—	$33,750	[7]	$76,220	$24,617	$981,748
Gary Levine, CFO, Treasurer and Secretary	2021	$203,000	—	$48,240	[3]	—	$9,135	[6]	$51,727	$3,576	$315,678
	2020	$203,000	—	$66,194	[4]	—	$9,135	[7]	$47,209	$3,555	$329,093
Gary Southwell, Vice President and General Manager of High Performance Products (HPP)	2021	$215,000	—	$40,220	[3]	—	$4,031	[6]	—	$2,762	$262,013
	2020	$215,000	—	$66,194	[4]	—	$4,031	[7]	—	$3,762	$288,987
Mike Newbanks, Vice President of Finance and CAO	2021	$169,998	—	$48,240	[3]	—	$93,226	[6]	—	$1,923	$313,387
	2020	$169,998	—	$66,194	[4]	—	$7,650	[7]	—	$2,269	$246,111

Notes:

1.

On January 4, 2021, Mr. Dellovo received a restricted stock award of 30,000 shares of common stock.  The grant date fair value per share of restricted stock was $8.04, the closing price on the date of award.  The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

2.

On January 7, 2020, Mr. Dellovo received a restricted stock award of 30,000 shares of common stock.  The grant date fair value per share of restricted stock was $13.2387, the closing price on the date of award.  The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

3.

On January 4, 2021, Messrs. Levine and Newbanks each  received a restricted stock award of 6,000 shares of common stock. On January 4, 2021 Mr. Southwell received a restricted stock award of 5,000 shares of common stock. The grant date fair value per share of restricted stock was $8.04 the closing price on the date of award.  Each restricted stock award vests over four years from the date of the award at a rate of 25% per year.

4.

On January 7, 2020, Messrs. Levine, Newbanks, and Southwell each received a restricted stock award of 5,000 shares of common stock. The grant date fair value per share of restricted stock was $13.2387 the closing price on the date of award. Each restricted stock award vests over four years from the date of the award at a rate of 25% per year.

5.

Payments are based on achievement of the (i) Company earnings before  taxes (EBIT) per share target for Messrs. Dellovo, Levine and Newbanks and HPP revenue and operating income  for Mr. Southwell which represented 85% of the target Non-Equity Incentive Plan Compensation in 2021 and 2020 and (ii) Key Performance Indicators (KPI) for such named executive officer, which represented 15% of the target Non-Equity Incentive Plan Compensation in 2021 and 2020. In 2021, if the Company earnings before tax target wasn’t  achieved and the Technology Solutions ("TS")  division achieved its  EBIT targets, Messrs. Dellovo and Newbanks would earn a special  bonus of $50,000 and the bonus would increase for over  achieving  the  target.  Each named executive officer has a target annual incentive bonus opportunity amount expressed as a percentage of his base salary.

6.

Mr. Dellovo had a target bonus of 50% of his base salary, of which 85% was based on achievement EBIT goals and 15% was based on KPI. Messrs. Levine and Newbanks had target bonuses of 30% of base salary, of which 85% was based EBIT goals and 15% was based on KPI. Mr. Southwell had a target bonus of 50% of his base salary, of which 85% was based on achievement of HPP revenue and operating income goals and 15% of which was based on KPI. In 2021, if the Company did not meet the EBIT target as, Messrs. Dellovo and Newbanks were  eligible for a special bonus based on the results of US TS Division. Messrs. Dellovo and Newbanks oversee the TS operations. If  TS met 70% of its 2021 target of  EBIT, each would receive a bonus of $30,000. If TS  met 100% of  the EBIT target, the bonus for Messrs. Dellovo and Newbanks would be $50,000. If  TS  exceeded  100% of the EBIT,  the bonus will be increased by the percentage above the base target. The  actual EBIT was 71.2 % above target and thus    Messrs. Dellovo and  Newbanks each received a bonus of $85,576.  In 2021,  the Company did not meet the Corporate target, there was no   Non-Equity Incentive Plan Compensation paid related to achievement of EBIT goal  except for the special TS bonus for Messrs. Dellovo and Newbanks described above. Based on the KPI levels achievement Messrs. Dellovo, Levine and Newbanks received bonuses of 15% of target and Mr. Southwell received a bonus of 3.75% of target.

7.

In 2020 the executives bonus targets were exactly the same as in 2019 for Messrs. Dellovo, Levine and Newbanks. Mr. Southwell had a target bonus of 50% of his base salary, of which 60% was based on achievement of HPP revenue and operating income goals and 40% of which was based on KPI. Based on the KPI levels achievement Messrs. Dellovo, Levine and Newbanks received bonuses of 15% of target and Mr. Southwell received a bonus of 3.75% of target.

8.

The Company provides to Messrs. Dellovo and Levine a supplemental “death benefit” retirement plan.  The benefits are vested for Mr. Levine.  Upon retirement, the plan provides for an annual pay-out of approximately $250,000 for five years for Mr. Dellovo and $50,000 for twenty years for Mr. Levine.  For more information, see Note 14 to our Consolidated Financial Statements as of and for the years ended September 30, 2021 and 2020 filed with our Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

9.

Mr. Dellovo received $5,780 and $3,447  in employer contributions to his 401(k) plan for 2021 and 2020 respectively, and $18,170.and $21,170 for the cost of a Company-provided vehicle for 2021 and 2020 respectively. For Messrs. Levine, Southwell and Newbanks the amounts of All Other Compensation for 2021 and 2021, respectively, were for the employers’ contribution to the 401(k) plan. Perquisites and personal benefits do not need to be disclosed if less than $10,000 in the aggregate.

Employment Agreements and Arrangements

In addition to the employment arrangements described in the footnotes to the Summary Compensation Table, we have an employment agreement with Mr. Dellovo dated September 4, 2012, under which Mr. Dellovo became one of our

directors and our President and Chief Executive Officer.    Mr.  Dellovo’ s current base salary is $450,000.   Mr. Dellovo is eligible to receive a bonus based on the attainment of certain financial objectives, as described above.  If the Company is acquired through an asset sale or merger, all of Mr. Dellovo’ s outstanding restricted stock would be fully vested.  We also provide Mr. Dellovo with the use of an automobile.

Under his employment agreement, in the event Mr. Dellovo’ s employment is terminated other than for cause (as defined in his employment agreement), he will be entitled to 12 months of severance pay at his then effective monthly salary.  However, as discussed below, Mr. Dellovo’ s employment agreement has been supplemented and modified by a change of control agreement with us.

Change of Control Agreements

Messrs. Dellovo, Levine and Newbanks each have change of control agreements with the Company executed in September 2012, January 2008 and January 2008, respectively.  Under these change of control agreements, in exchange for the right to benefits under the circumstances described in the change of control agreements, each executive agrees that for a period of six months after he leaves the Company, he will not solicit customers or employees of the Company, directly or indirectly.  In case of either a change of control (as defined in the change of control agreement, and including a change in the majority of the incumbent directors over a two-year period, except for new directors nominated or selected by a majority of the then incumbent board), or termination of employment without cause (as defined in the change of control agreement) or termination or an adverse change in status of the executive in anticipation of or as required to accomplish a change of control, the executive will be entitled to:

•	a multiple of his base compensation for the Company’s fiscal year then in effect or, if greater, a multiple of his base compensation for the Company’s previous fiscal year, plus
•

a multiple of his annual target variable compensation bonus for the fiscal year then in effect or, if there is no bonus plan in effect that year, the highest variable compensation bonus paid to the executive in any of the three preceding fiscal years.

For Mr. Dellovo, the payouts are two times his base compensation and bonus (with the target bonus equal to 50% of annual base pay).  For Mr. Levine the payouts are one times his base compensation and bonus (with the target bonus equal to 30% of annual base pay). For Mr. Newbanks the payouts are one half times his base compensation and bonus (with the target bonus equal to 30% of annual base pay). To receive payment, the executive must deliver to the Company a satisfactory release of claims.

Following a change of control, Messrs. Dellovo, Levine and Newbanks would be entitled to two years, one year and six months, respectively, of comparable health and welfare benefits, by continuing the executive in the Company’s health and welfare plans, paying the executive’s full premium to purchase continuing coverage under COBRA or by payment by the Company of amounts sufficient to purchase equivalent coverage in a lump sum. The executive’s stock options and restricted stock awards would vest, and the executive would be entitled to exercise stock options and satisfy any tax withholding obligations under restricted stock awards by delivering shares of our common stock to the Company, or having shares of common stock withheld by the Company, in each case at the fair market value of the common stock and sufficient to meet the relevant requirement.  In case of a voluntary resignation or termination of employment for cause or by reason of death or disability, then no severance payments would be payable to the executive.

As an illustration of the payments available to Messrs. Dellovo, Levine and Newbanks, if there had been a change of control of the Company as of September 30, 2021, then, based on fiscal year 2021 compensation, Mr. Dellovo would have received $1,350,000 under his employment and change of control agreement, plus the value of health and welfare benefits as described above, plus other vested benefits.   In addition, the value of Mr. Dellovo’ s accelerated stock awards would be $692,075 based on the closing price of our common stock on the NASDAQ Global Market ($8.93) as of the close of trading on September 30, 2021. Under the same hypothetical circumstances, Mr. Levine would have received $263,900 under his change of control agreement, plus the value of health and welfare benefits, plus other vested benefits in the form of retirement funds. Mr. Newbanks would receive $110,500 under his change and control agreement.  In addition, the value of Messrs. Levine and Newbanks accelerated stock awards would be $142,880  based on the price of our common stock on the NASDAQ Global Market ($8.93) as of the close of trading on September 30, 2021. These illustrations do not take account of tax effects and are intended only as examples.

Clawback and Stock Ownership Guidelines

The Company’s Board of Directors has approved a Clawback policy for executive officers.  The Clawback policy is designed to ensure that incentive-based compensation is paid to executive officers based on accurate financial statements.  In the event that the Company is required to prepare an accounting restatement due to the material noncompliance with accounting rules, the policy applies to incentive-based compensation that is granted to current or former executive officers of the company who received incentive-based compensation during the three-year period preceding the date that the Company is required to prepare a  restatement. In addition, once final rules are adopted by the SEC regarding any additional Clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we intend to review our policy and amend it to comply with the new mandates.

The Company’s Board of Directors has also approved stock ownership guidelines for our executive officers and non-employee members of our Board of Directors.  Under our stock ownership guidelines, executive officers and non-employee members of the Board of Directors are required to own shares of the Company’s Common Stock with a value equal to at least the following amounts within five years from the date they are elected or appointed:

•	Chief Executive Officer: 100% of annual base salary
•	Chief Financial Officer: 100% of annual base salary
•	Vice Presidents or other officer: 75% of annual base salary
•	Board of Directors: 300% of annual retainer

For purposes of the guidelines, ownership will not include stock options (whether or not vested) but will include all restricted stock and shares will be valued in each fiscal year based on the closing price of the Company’s stock at the end of the preceding fiscal quarter.  As of the record date of the Annual Meeting, all directors and officers with over five years of service as such are following the stock ownership’s guidelines.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The table below shows outstanding equity awards held by our named executive officers as of the fiscal year ended September 30, 2021.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock that have not Vested[1] (#) (g)	Market Value of Shares of Stock that have not Vested[2] ($) (h)
Victor Dellovo	—	—	—	—	12/20/2017	7,500	$66,975
	—	—	—	—	1/11/2019	17,500	$156,275
	—	—	—	—	1/7/2020	22,500	$200,925
	—	—	—	—	1/4/2021	30,000	$267,900
Gary Levine	—	—	—	—	12/20/2017	1,250	$11,163
	—	—	—	—	1/11/2019	5,000	$44,650
	—	—	—	—	1/7/2020	3,750	$33,488
	—	—	—	—	1/4/2021	6,000	$53,580
Gary Southwell	—	—	—	—	12/20/2017	500	$4,465
	—	—	—	—	1/11/2019	2,500	$22,325
	—	—	—	—	1/7/2020	3,750	$33,488
	—	—	—	—	1/4/2021	5,000	$44,650
Mike Newbanks	—	—	—	—	12/20/2017	1,250	$11,163
	—	—	—	—	1/11/2019	5,000	$44,650
	—	—	—	—	1/7/2020	3,750	$33,488
	—	—	—	—	1/4/2021	6,000	$53,580

Notes:

1.	The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.
2.	Value is calculated by multiplying the number of restricted stock awards that have not vested by the closing price of our common stock on the NASDAQ Global Market ($8.93) on September 30, 2021.

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.  Because your vote is advisory, it will not be binding on the Board or the Company.  However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success.  Under these programs, our named executive officers are rewarded for the achievement of specific annual corporate goals that are intended to enhance stockholder value.

Consideration of 2021 “Say-on-Pay” Vote

At our 2021 Annual Meeting, held in February of 2021, we received a favorable stockholder vote regarding executive compensation.  We believe we have addressed many of the concerns about our compensation practices that stockholders expressed in prior years.  In fiscal 2021, we can point to the following:

•	For the fiscal year ending September 30, 2021, we had a net profit of $0.7 million. Gain from the PPP Loans of $2.2 million and gain of $0.4 for Discontinued operations were not included in the bonus calculations. No executive received any portion of the Corporate Non-Equity Plan Compensation based on achievement of EBIT except for Messrs. Dellovo and Newbanks received a special bonus for the success of the TS US Division, which had income before tax after deducting TS gain from the PPP loan of $3.5 million.

•	We have no agreements that provide tax gross ups for any of our executive officers.

We believe that we have implemented a number of “best practices” in our governance procedures that affect management compensation. We believe that we demonstrate the commitment of our management and Board to align our results with the stockholders.

Compensation Appropriately Linked to Performance

In fiscal 2021, Non-Equity Incentive Plan Compensation for our executive officers was split into two components 85% of their non-equity compensation was based on EBIT or operating income and revenue when applicable and 15% of their non-equity compensation was based on KPI.  Under the EBIT metrics, Messrs. Dellovo, Levine, Newbanks and Southwell did not receive any non-equity compensation respectively, as the Company did not meet its EBIT metric after excluding the gains from PPP Loans and Discontinued operation.

Governance Policies Affecting Compensation

The Company has a Clawback policy and stock ownership guidelines for executives’ officers and non-employee members of the Board of Directors as described above.

The Compensation Committee has also adopted a policy barring so-called “single triggers” in any future change in control agreements.  In addition, we do not have any agreements with management, including our named executive officers to pay tax gross ups.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

In light of the changes we have made in prior years in response to stockholder concerns and how we have aligned a significant portion of management’s non-equity compensation with the Company’s financial performance, we are asking stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described pursuant to applicable SEC rules in this proxy statement.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for this meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Unless marked to the contrary, proxies received will be voted “FOR” Proposal Two.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO THE CSP INC. 2015 STOCK INCENTIVE PLAN

The Board of Directors unanimously recommends that you vote “FOR” Proposal Three, the proposal to approve an amendment to the CSP Inc. 2015 Stock Incentive Plan to increase the number of shares of our common stock available for issuance by 400,000 shares.

Reasons for the Amendment to 2015 Plan Incentive Plan

We are asking our stockholders to approve an amendment to the CSP, Inc. 2015 Stock Incentive Plan (the “2015 Plan Amendment,” and such stock incentive plan, as amended, the “2015 Stock Incentive Plan”) to increase the number of shares available for issuance under the 2015 Stock Incentive Plan by 400,000 shares of common stock.

As of December 20, 2021, 142,215 shares remained available for issuance under the 2015 Stock Incentive Plan and we anticipate that we will make grants in early 2022 covering a total of 136,000 of those shares. As of December 20, 2021, 500 shares of our common stock were issuable upon the exercise of outstanding options, and those options had a weighted average exercise price of $3.43 per share and a weighted average remaining contractual life of .29 years, and 197,063 restricted shares were subject to vesting. Approval of the Plan Amendment will increase the number of shares available for issuance under the 2015 Stock Incentive Plan by 400,000 shares.  If the proposed amendment is approved by our shareholders, the Company currently expects such increase to be sufficient to meet our needs through the annual meeting of stockholders we expect to hold in 2025. We do not make discretionary grants of equity awards under any plan other than the 2015 Stock Incentive Plan.

The increase in shares reserved for issuance under the 2015 Stock Incentive Plan pursuant to the 2015 Plan Amendment is necessary to allow the Company to provide customary levels of equity incentives to employees, including without limitation the long-term equity incentive awards that the Compensation Committee of the Board has historically granted to certain essential employees and non-employee directors on an annual basis. Our Board believes that the increase in the share reserve is necessary to assure that a sufficient reserve of Common Stock remains available for issuance as equity awards to attract and retain the services of individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in order to attract and retain employees, consultants, and non-employee directors, and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and for other key individuals.

On November 16, 2021, our Board approved the 2015 Plan Amendment, subject to stockholder approval at this Annual Meeting. The 2015 Stock Incentive Plan, as amended by the 2015 Plan Amendment, is attached as Annex A to this proxy statement. The principal provisions of the 2015 Stock Incentive Plan, as amended by the 2015 Plan Amendment are summarized below. This summary is not complete and is qualified in its entirety by the terms of the 2015 Stock Incentive Plan, as amended by the 2015 Plan Amendment.

Description of the 2015 Stock Incentive Plan, as amended

Purpose

The purpose of the 2015 Stock Incentive Plan is to provide additional incentive to present and future Directors, executives and key employees of, as well as consultants and advisers to, the Company and its subsidiaries by affording them an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of our common stock. By encouraging stock ownership by such persons, we seek to attract and retain persons of exceptional competence and seek to furnish an added incentive for them to increase their efforts on our behalf. Awards granted under the 2015 Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, restricted stock or unrestricted stock.

Administration

The Compensation Committee (Committee), the members of which are appointed from time to time by the Board, administers the 2015 Stock Incentive Plan.  All questions of interpretation and application of the 2015 Stock Incentive Plan, of options granted or stock awards under the 2015 Stock Incentive Plan and of the value of shares of common stock subject to an option or other award, are subject to the determination, which is final and binding, of a majority of the Committee. The Board (but not the Committee) may, in its discretion, modify, revise or terminate the 2015 Stock Incentive Plan at any time, but the aggregate number of shares issuable under the 2015 Stock Incentive Plan, as amended by the Plan Amendment, may not be increased (except in the event of certain changes in the Company’s capital structure) without the consent of the stockholders.  In addition, unless approved by the stockholders, no amendment to the 2015 Stock Incentive Plan will be effective if it would cause the plan to fail to satisfy the requirements of the Code for incentive stock options.  No options or awards of stock may be granted under the 2015 Stock Incentive Plan after November 17, 2024.

Incentive and Non-Statutory Stock Option Awards

The 2015 Stock Incentive Plan authorizes the grant of options for the purchase of authorized and unissued shares of common stock to employees (including officers, whether or not they are Directors, and Directors who are also employees) of the Company or any parent or subsidiary of the Company, as well as to Directors, consultants and advisers to the Company. Incentive stock options may be granted only to officers and other employees. Non-statutory options may be granted to officers and other employees, to members of the Board or the board of any subsidiary, and to other persons providing services to the Company or any subsidiary. No incentive stock option may be granted under the 2015 Stock Incentive Plan to a greater than 10% stockholder, unless the purchase price per share is not less than 110% of the fair market value of the stock at the time such option is granted, and unless the option is not exercisable more than five years after the date it is granted.

The exercise price for each stock option is determined by the Committee. However, the exercise price of a stock option may not be less than 100% (110% in the case of an incentive stock option granted to a greater than 10% stockholder) of the fair market value of the common stock at the time the option is granted.

Payment of the exercise price may be made in cash or by check or, if the applicable stock option agreement so provides,

by delivery of issued and outstanding shares of common stock of the Company having a fair market value equal to or less than the option price of the shares being acquired, with the balance, if any, to be paid by cash or check;

by delivery of a recourse note by the optionee to the Company at a minimum rate of interest specified by the 2015 Stock Incentive Plan;

so long as our common stock is publicly traded, by delivery to the Company of an exercise notice along with irrevocable instructions to a broker to deliver to the Company, by cash or check, payment of the exercise price (a so-called “broker assisted” or “cashless” exercise);

by reducing the number of option shares otherwise issuable by a number of shares having a fair market value equal to the aggregate exercise price (a so-called “net exercise”); or

by any combination of these methods of payment.

Under the 2015 Stock Incentive Plan, the aggregate fair market value (determined at the time the option is granted) of stock for which incentive stock options are exercisable for the first time by an employee during any calendar year (under all plans of the Company and any parent or subsidiary corporations of the Company) is limited to $100,000, but the total value of stock for which incentive stock options may be granted to an employee in a given year may exceed $100,000.

No option granted under the 2015 Stock Incentive Plan may extend for a period exceeding ten years from the date of grant, and the Committee determines the rate at which an option may be exercised. No incentive stock option issued under the 2015 Stock Incentive Plan may be transferred other than by will or the laws of descent and distribution, and each option is exercisable, during the optionee’s lifetime, only by the optionee.

Except in the case of death or retirement for reasons of age or disability, incentive stock options granted under the 2015 Stock Incentive Plan will terminate 90 days (or such other period as the Committee shall specify) after termination of the optionee’s employment without cause and immediately upon termination of employment for cause, as defined in the 2015 Stock Incentive Plan (although the Committee in its sole discretion may provide that options held by persons terminated for cause may be exercised for up to 30 days). Under the 2015 Stock Incentive Plan, incentive stock options terminate one year (or such longer period as the Committee shall specify at any time) after the optionee’s death or disability while in the employ of the Company (or until expiration of the stated term, if earlier) or 90 days (or such longer period as the Committee shall specify at any time) after the optionee’s retirement (or until expiration of the stated term, if earlier). Non-statutory stock options terminate in accordance with their terms. Shares of common stock subject to an option (or the unexercised portion thereof) that expires or terminates under the 2015 Stock Incentive Plan without being exercised may again be subject to another  award under the 2015 Stock Incentive Plan.

Under the 2015 Stock Incentive Plan, the Committee may, in its discretion, specify upon the granting of an option that, as a condition of exercise, the optionee agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities the optionee will not, for up to 180 days from the effective date of any registration of securities of the Company, sell or otherwise dispose of any shares issued pursuant to the exercise of such options without the prior written consent of the Company or such underwriters.

Restricted and Unrestricted Stock Awards

The Committee in its discretion may grant restricted stock awards to any eligible person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of stock subject to such restrictions and conditions as the Committee determines at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives. A participant who is granted such an award will have no rights with respect to the award unless he or she accepts the award within 60 days (or such shorter date as the Committee specifies) following the award date, by making payment to the Company of the specified purchase price of the shares covered by the award and by agreeing in writing to the terms and conditions applicable to the restricted stock, as the Committee determines.

After accepting the restricted stock award, a participant has all the rights of a stockholder with respect to the restricted stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights and subject to the other conditions contained in the agreement or instrument evidencing the award. Unless the Committee determines otherwise, certificates evidencing the shares of restricted stock remain in the possession of the Company until those shares are vested. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically permitted in the 2015 Stock Incentive Plan. In the event of termination of employment by the Company for any reason, including resignation, death, disability, retirement or for cause, the Company will have the right, at the discretion of the Committee, to repurchase the shares of restricted stock that have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within 90 days following the termination of employment.

The Committee at the time of grant will specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the restricted stock and the Company’s right of repurchase or forfeiture will lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed are no longer considered restricted stock and are considered “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, in general, amend conditions of the award.

The Committee in its discretion may grant or sell to any eligible person shares of our common stock free of any restrictions under the 2015 Stock Incentive Plan at a purchase price determined by the Committee. Shares of unrestricted stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. The right to receive unrestricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Federal Income Tax Matters

Non-Statutory and Incentive Stock Options

The individual grantee of a non-statutory stock option issued with an exercise price that is equal to the fair market value of the underlying stock, determined as of the date of the grant, does not recognize income at the time of the grant for Federal income tax purposes. Further, such an option generally is not taxable to the option holder as deferred compensation received pursuant to a non-qualified deferred compensation plan. Upon the exercise of such an option, the option holder recognizes, as ordinary compensation income, the difference between the fair market value of the stock received at the time the option holder exercises the option and the sum of the exercise price paid for the stock and the price, if any, paid for the option at the time of the grant. The amount recognized as ordinary compensation income by the purchaser is subject to employment tax withholding regardless of whether the purchaser sells the stock and obtains proceeds out of which such tax may be withheld. If the purchaser does not sell the stock and there are no proceeds from which the company may withhold employment taxes, the purchaser also must remit the withholding taxes to the company as a condition of exercise.

The Company may reduce its taxable income by an amount equal to the ordinary compensation income recognized by the option holder upon exercise of such an option. The fair market value of the stock on the date of exercise will be the purchaser’s income tax basis for computing gain or loss upon a subsequent sale of the stock.

Except as provided below with respect to the individual alternative minimum tax (AMT), there is no federal income tax imposed, including tax imposed on deferred compensation received pursuant to a non-qualified deferred compensation plan, on such a grant, or on the exercise of, an incentive stock option. The income tax basis of stock purchased upon exercise of such an option is the price paid for stock plus the price, if any, paid for the option. If the option holder meets the employment requirement and does not dispose of the stock purchased upon exercise of an incentive stock option within two years from the date of the granting of the option nor within one year after the exercise of the option, gain realized by the option holder on a subsequent disposition of the stock is long-term capital gain for federal income tax purposes. If the option holder disposes of the stock before the expiration of such two-year and one-year periods (a “disqualifying disposition”), the difference between (i) the lesser of the fair market value of the stock at (a) the date of exercise or (b) the date of such disposition and (ii) the income tax basis of such stock is taxable to the option holder as ordinary compensation income. Gain that exceeds the amount taxable to the option holder as ordinary compensation income, if any, is short-term capital gain if the option holder held the stock for one year or less and long-term capital gain if the option holder held the stock for more than one year.

If an individual purchases stock upon the exercise of an incentive stock option and does not dispose of the stock by the end of the same taxable year in which the individual purchased the stock, the individual takes into account the amount by which the fair market value of the stock at the time of exercise exceeds the exercise price paid for the stock for purposes of computing the individual AMT. A taxpayer who incurs the individual AMT is allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the AMT credit cannot reduce the individual’s regular tax liability below the AMT for that carryover year.

The Company does not withhold any tax in connection with the grant or exercise of an incentive stock option and, in the usual circumstances, including the circumstance in which the purchaser exercises an incentive stock option and subsequently is required to take into account income for purposes of computing the individual AMT, the Company is not entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. However, if the option holder exercises an incentive stock option and makes a disqualifying disposition of the purchased stock, the Company will be entitled to a compensation deduction equal to the amount recognized by the purchaser as ordinary income.

Restricted and Unrestricted Stock Awards

The individual grantee of a restricted stock award recognizes no income for federal income tax purposes on the grant thereof, or upon the receipt of stock pursuant to that award, unless, as described below, such grantee otherwise elects. Instead, the grantee recognizes ordinary income, and the Company is entitled to a corresponding tax deduction, in an amount equal to the fair market value of the common stock received pursuant to the restricted stock award on the date that it is no longer subject to a substantial risk of forfeiture, less the amount, if any, the grantee paid for such stock. Such fair market value becomes the grantee’s basis in the stock and is used in computing capital gain or loss upon a subsequent disposition of such stock. Such capital gain is short-term capital gain if the grantee holds the stock acquired pursuant to the restricted stock award for one year or less after the date on which the shares are no longer subject to a substantial risk of forfeiture, and is long-term capital gain if the grantee holds the stock acquired pursuant to the restricted stock award for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture.

The individual grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Code, in writing, timely filed with the Internal Revenue Service not later than 30 days after receiving such restricted stock pursuant to such award, to recognize ordinary compensation income in the year in which the grantee receives the stock.  The amount of ordinary compensation income recognized is equal to the fair market value of the stock on the date received, less the amount, if any, the grantee paid for the stock. The Company is entitled to a corresponding tax deduction. Fair market value is determined for such purpose without regard to any restriction other than a restriction which by its terms will never lapse. Such fair market value becomes the income tax basis for the stock for purposes of determining capital gain or loss realized upon a subsequent disposition of the stock. Such 30-day period within which the grantee must make and file such election is prescribed by statute and may not be extended for any reason. The proceeds received upon a disposition of stock acquired pursuant to a restricted stock award is taxable as capital gain to the extent such proceeds exceed the grantee’s income tax basis in such stock. If the grantee made the election pursuant to Section 83(b) of the Code to recognize ordinary income in the year in which the stock is received, capital gain realized on a subsequent disposition of the stock within one year after the date of receipt is short-term capital gain, and capital gain realized on a subsequent disposition of the stock more than one year after the date of receipt is long-term capital gain. If the grantee forfeits stock received pursuant to a restricted stock award after the grantee made the election pursuant to Section 83(b) of the Code to recognize ordinary income in the year in which the grantee receives the stock, the grantee forfeits any income taxes paid as a result of making such election. A grantee of stock received pursuant to a restricted stock award should consult his or her own tax advisor before making the election pursuant to Section 83(b) of the Code to recognize ordinary income for the year in which the stock is received.

The grantee of an unrestricted stock award will recognize as ordinary income the difference between the fair market value of the common stock granted pursuant to an unrestricted stock award less the amount, if any, the grantee paid for such stock in the year in which the grantee receives such stock. The grantee’s basis in any stock received pursuant to a grant of an unrestricted stock award will be equal to the fair market value of the stock on the date of receipt of the stock. Any gain or loss realized by the grantee of an unrestricted stock award upon a subsequent disposition of such stock will be treated as short-term capital gain or loss if the recipient held the stock for one year or less and long-term capital gain or loss if the recipient held the stock for more than one year.

New Plan Benefits

As of December 20, 2021, 4 executive officers, 4 non-employee Board members and approximately 108 employees and consultants were eligible to participate in the 2015 Stock Incentive Plan. On December 20, 2021, the closing selling price of our stock per share was $8.115 Future awards under the 2015 Stock Incentive Plan are indeterminable. All grants are determined by the Committee in its discretion and no arrangements have been made at this time with respect to the shares reserved for issuance under the 2015 Stock Incentive Plan as amended by the 2015 Plan Amendment. The Board of Directors approved restricted stock awards to Messrs. Dellovo, Levine, Southwell and Newbanks of 38,000, 7,000, 6,000 and 7,000 shares, respectively, to be awarded on January 21, 2022, at the closing share price of our common stock. These restricted stock awards vest in equal installments on the first four anniversaries of the grant date.

If the 2015 Plan Amendment is approved by the stockholders, the Company intends to file a registration statement under the Securities Act of 1933, as amended, covering the additional 400,000 shares thus authorized.

The following individuals or groups received awards in 2021 under the 2015 Stock Incentive Plan: Chief Executive Officer: 30,000 shares of restricted stock at an aggregate grant date value of $241,200 Chief Financial Officer: 6,000 shares of restricted stock at an aggregate grant date value of $48,240; Executive Officer Group (2):  11,000 share of restricted stock at an aggregate grant date value of $88,440; Non-Employee Directors (4):  20,000  shares of restricted stock at an aggregate grant date value of $216,200; and Non-executive officer group (20):  27,250 shares of restricted stock at an aggregate grant date value of $215,070.

Vote Required

The affirmative vote of the majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required to approve the 2015 Plan Amendment.  An abstention is the equivalent of a vote “against” the proposal and a broker/nominee non-vote on this proposal will affect the vote.

The Board unanimously recommends that you vote “FOR” the proposal to approve the amendment to the 2015 Stock Incentive Plan to increase the number of shares of common stock available for issuance by 400,000 shares.

Unless marked to the contrary, proxies received will be voted “FOR” approval of the amendment to the 2015 Stock Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

The equity compensation plans approved by our stockholders consist of the CSP, Inc.1997 Incentive Stock Option Plan, the 2003 Stock Incentive Plan, the 2007 Stock Incentive Plan, the 2014 Employee Stock Purchase Plan (the "ESPP") and the 2015 Stock Incentive Plan. In fiscal 2021 and 2020, the Company granted certain officers including its Chief Executive Officer and non-employee directors’ shares of non-vested common stock instead of stock options. The vesting periods for the officers', including the Chief Executive Officer, and the directors' non-vested stock awards are four years and one year, respectively. The following table sets forth information as of September 30, 2021 regarding the total number of securities outstanding under these equity compensation plans.

	(a) (1)(2)	(b)	(c) (3)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding stock options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	197,563	$3.43	171,007

(1)	Includes 197,063 non-vested shares issued and options for 500 shares of common stock.
(2)	Does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased under the ESPP are not determined until the end of the relevant purchase period.
(3)	Includes 140,215 shares available for future issuance under the stock incentive plans and 30,792 shares available under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our only issued and outstanding class of voting securities is our common stock.  Holders of common stock are entitled to one vote per share of such stock held by them of record at the close of business on December 20, 2021 upon each matter which may come before the Annual Meeting.  At the close of business on December 20, 2021, the record date for our 2022 Annual Meeting, there were 4,394,460 shares of common stock issued and outstanding.

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth certain information as of December 20, 2021, the record date for our 2022 Annual Meeting, regarding each person known by us to own beneficially more than 5% of our common stock, each director and nominee for director of the Company, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned (1)		Percent of Class (2)
Joseph R. Nerges	425,659	(3)	9.7%
1726 Bundy Street
Scranton, PA 18508
Dimensional Fund Advisors LP	283,641	(4)	6.5%
6300 Bee Cave Road, Building One
Austin, TX 78746
Renaissance Technologies LLC	228,854	(5)	5.2%
800 Third Avenue
New York, NY 10022
Visionary Wealth Advisors	229,138	(6)	5.2%
1405 North Green Mount Rd Suite 500
O’Fallon, IL 62208
Victor Dellovo*	288,605		6.6%
C. Shelton James*	44,803	(7)	1.0%
Gary W. Levine	75,680		1.7%
Gary Southwell	17,648		**
Mike Newbanks	26,307		**
Charles Blackmon*	39,250		**
Marilyn Smith*	39,250		**
Izzy Azeri*	32,995		**
All directors and executive officers as a group (8 persons)	564,538		12.9%

*            Director and/or Nominee for Director

**          Owns less than one percent

(1)

Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the December 20, 2021, the record date of our 2022 Annual Meeting.

(2)	Computed pursuant to Rule 13d-3 under the Exchange Act.
(3)

Joseph R. Nerges furnished us with a report on Schedule 13G/A filed on January 20, 2021 in which he states he is the beneficial owner with sole power to vote and to dispose of 425,659  shares of our common stock.

(4)

Dimensional Fund Advisors LP furnished us with a report on Schedule 13G/A filed on February 12, 2021 in which Dimensional has advised us that it is a registered investment advisor or manager for four investment companies (Funds) registered under the Investment Company Act of 1940 and in its role as advisor has sole voting power with respect to 283,641 shares of common stock and sole power to dispose with respect to 283,641 shares of our common stock.  Dimensional states in the filing that it disclaims beneficial ownership of such securities and all securities are owned by the Funds.

(5)

Renaissance Technologies LLC furnished us with a report on Schedule 13G/A filed on February 11, 2021 in which Renaissance has advised us that it is a registered investment advisor in accordance with Sec. 240, 13d-1 (b) (1) (ii) (E) and in its role as advisor has sole power to vote  and to dispose  with respect to 221,054 shares of our common stock.

(6)

Visionary Wealth Advisors furnished us with a report on Schedule 13 G filed on February 17, 2021 in which Visionary has advised us that it is a registered investment advisor in accordance with Sec. 240, 13d-1 (b) (1) (ii) (E) and in its role as advisor has sole  power to vote  and to dispose of 229,138 shares of our common stock.

(7)	Represents 44,803 shares owned by Mr. James and including 160 shares owned by Mr. James’ wife. However, Mr. James disclaims beneficial ownership of these shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities (our common stock) to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2021, or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner  except  that Messrs. Dellovo, Levine, Newbanks and Southwell each filed one late Form 4 for the annual grant of restricted stock filed on January 14, 2021 for a  grant on January 4, 2021. Victor Dellovo filed a late Form 4 on February  18, 2021 for sale of stock on February 12, 2021.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The following report of the Audit Committee should not be deemed to be “soliciting material” or to be “filed” with the SEC, nor should this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such a filing.

The Audit Committee believes that a candid, substantive and focused dialogue with the independent auditors is fundamental to the Audit Committee’s oversight responsibilities. In support of this view, our Audit Committee periodically meets separately with the independent auditors, without management present.  In the course of its discussion in these meetings, the Committee addresses a number of questions intended to bring to light any area of potential concern related to our financial reporting and internal controls.  These questions include:

•

Whether there were any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements.

•

Whether the auditors have concluded that, based on the auditors’ experience and their knowledge of CSPI, our financial statements fairly present to the investor, with clarity and completeness, our financial position and performance for each reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements.

•	Whether the auditors have concluded that, based on their experience and knowledge of CSPI, we have implemented internal controls and internal audit procedures that are appropriate for us.

The Audit Committee recommended the engagement of RSM US, LLP (RSM),  as our independent auditors for fiscal year 2021 and reviewed with the independent auditors their respective overall audit scope and plans.  In reaching its recommendation, the Committee considered the qualifications of RSM and discussed with RSM their independence, including a review of any and all audit services provided by them to us. The Committee received and discussed with the independent auditors’ (i) the matters required to be disclosed by the applicable requirements of the PCAOB and the SEC and (ii) disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the audit committee concerning independence.

Management has reviewed the audited financial statements for fiscal year 2021 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements.  In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the Audit Committee comfort in connection with its review.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for filing with the SEC, and our Board has accepted this recommendation.

AUDIT COMMITTEE
Charles Blackmon, Chairman
C. Shelton James
Marilyn T. Smith

Our Independent Registered Public Accounting Firm

The Audit Committee selected RSM US, LLP (RSM) as our independent accountants for fiscal year 2021. Representatives from RSM are expected to be available for the Annual Meeting, to have the opportunity to make a statement if they wish to do so, and to respond to appropriate questions.

The RSM US LLP report dated December 8, 2021 on the financial statements of the Company as of and for the fiscal year ended September 30, 2021 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.

The Audit Committee has selected RSM as our principal accountants for fiscal year 2022.

Fees for Professional Services

The following is a summary of the fees billed to us by RSM US, LLP for professional services for the fiscal years ended September 30, 2021 and 2020:

Fee Category	Fiscal 2021	Fiscal 2020
Audit Fees	$275,000	$328,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$275,000	$328,000

Audit fees:  Audit fees represent fees for professional services performed by our independent auditor for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees:  Audit-related fees represent fees for assurance and related attestation services performed by our independent auditor that are reasonably related to the performance of the audit or review of our financial statements.

Tax fees:  Tax fees represent fees billed for professional services performed by our independent auditor with respect to corporate tax compliance, tax advice and tax planning.

All other fees:  All other fees represent fees billed for products and services provided by our independent auditor, other than those disclosed above.

Pre-Approval Policies and Procedures

At present, the Audit Committee approves each engagement for audit and non-audit services before we engage our accountants to provide those services.

The Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our accountants to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

Whistleblower Procedures

Pursuant to our Code of Ethics, the Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission to our directors, by our officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

RSM US, LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s financial statements for fiscal year 2021. The Audit Committee has appointed RSM US, LLP to serve as our independent auditors to conduct an audit of the Company’s financial statements for fiscal year 2022.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate governance. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain RSM US, LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of RSM US, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends an affirmative vote “FOR” ratification of RSM US, LLP as our independent auditors for fiscal year 2022.

Unless marked to the contrary, proxies received will be voted “FOR” Proposal Four

OTHER MATTERS

Other Business

We do not know of any other matter that may properly come before the Annual Meeting.

Stockholder Proposals for 2023 Annual Meeting

In order for a proposal of one of our stockholders to be considered for inclusion in our proxy statement and proxy card for our 2023 Annual Meeting of Stockholders, the proposal must comply with SEC Rule 14a-8 and any other applicable rules and must be submitted to our corporate secretary at our executive offices located at 175 Cabot Street Suite 210, Lowell, Massachusetts 01854 at least 120 days prior to the anniversary date of this proxy statement.  This proxy statement is dated December 30, 2021, so the date by which proposals must be received under Rule 14a-8 will be September 2, 2022.

Article II, Section 5 of our by-laws requires that a stockholder who wishes to bring an item of business before the Annual Meeting of Stockholders, even if the item cannot be included in our proxy statement because Rule 14a-8 is not available, must provide written notice of such item of business to our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of Stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting.  Therefore, the deadline for submission of notice for the 2023 Annual Meeting is November 10, 2022. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder.  This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information.  For information about nominations of director candidates by stockholders, see “Corporate Governance - Director Candidates and Selection Process” elsewhere in this proxy statement.

SOLICITATION

The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

Brokers, banks and other nominees will be reimbursed for their reasonable out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of our common stock.  In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by directors, officers and certain of our employees, or by American Stock Transfer & Trust Co., our transfer agent.  It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by CSP.

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CSP INC. ATTN: GARY W. LEVINE 175 Cabot Street, Suite 210 LOWELL, MA 01854

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETATCH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Victor Dellovo 02 Charles Blackmon 03 Ismail “Izzy” Azeri 04 C. Shelton James 05 Marilyn T. Smith	For All ◻	Withhold All ◻	For All Except ◻	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends you vote FOR the following proposal: 2. Advisory resolution to approve the compensation paid to the Company’s named executive officers.				For ◻	Against ◻	Abstain ◻

The Board of Directors recommends you vote FOR the following proposal:

3. Approve an amendment to the Company’s 2015 Stock Incentive Plan (the “Plan”) to increase the authorized number of shares of common stock available for issuance under the Plan by 400,000 shares.

				For ◻	Against ◻	Abstain ◻
The Board of Directors recommends you vote FOR the following proposal: 4. The ratification of the appointment of RSM US, LLP as the Company’s independent auditors for fiscal 2022.				For ◻	Against ◻	Abstain ◻
NOTE: In their discretion, the persons named as proxies may vote on such other business as may properly come before the meeting or any adjournment thereof.
For address change, mark here. ◻ (see reverse for instructions)

Please indicate if you plan to attend this meeting Yes No ◻ ◻

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]                      Date                                         Signature (Joint Owners)                                     Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

CSP INC.

Annual Meeting of Stockholders

February 8, 2022 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Victor Dellovo and Gary Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CSP Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EST on February 8, 2022, at CSP Inc.’s  office at 1182 East Newport Center Drive, Deerfield Beach, Florida 33442, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change:

(If you noted any Address Change above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side**

Annex A

CSP INC.

2015 STOCK INCENTIVE PLAN

SECTION 1.General Purpose of the 2015 Plan; Definitions

`

The name of the plan is the CSP Inc. 2015 Stock Incentive Plan (the “2015 Plan”). The purpose of the 2015 Plan is to encourage and enable directors, officers and employees of, and other persons providing services to, CSP Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the 2015 Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the 2015 Plan is approved by the Board of Directors as set forth in Section 15.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2.Administration of the 2015 Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. The 2015 Plan shall be administered by the Compensation Committee of the Board (the “Committee”) consisting of not less than two (2) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the 2015 Plan is not an Outside Director nor a Non-Employee Director. Except as specifically reserved to the Board under the terms of the 2015 Plan, the Committee shall have full and final authority to operate, manage and administer the 2015 Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the 2015 Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock and Unrestricted Stock, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the 2015 Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the 2015 Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the 2015 Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the 2015 Plan; to decide all disputes arising in connection with the 2015 Plan; and to otherwise supervise the administration of the 2015 Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and 2015 Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the 2015 Plan.

SECTION 3.Shares Issuable under the 2015 Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards may be granted under the 2015 Plan shall be 1,000,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the 2015 Plan. Shares issued under the 2015 Plan shall be authorized but unissued shares of the Company.

(b) Limitation on Awards. In no event may any 2015 Plan participant be granted Awards with respect to more than 50,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a 2015 Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

(c) Stock Dividends, Mergers, etc. In the event that after approval of the 2015 Plan by the stockholders of the Company in accordance with Section 15, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 2015 Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 13.

(d) Substitute Awards. The Committee may grant Awards under the 2015 Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.Eligibility.

Awards may be granted to directors, officers and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5.Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the 2015 Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the 2015 Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the 2015 Plan after the tenth anniversary of the date of adoption of the 2015 Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and the terms and conditions of Section 11 and shall contain such additional terms and conditions, not inconsistent with the terms of the 2015 Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be not less than one hundred percent

(100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise; Payment. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Option agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option agreement, by one of the following methods:

(i) By delivery to the Company of shares of Common Stock of the Company having a Fair Market Value equal in amount to the exercise price of the Options being exercised;

(ii) By delivery of a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Committee may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code;

(iii) If the class of Common Stock is registered under the Exchange Act at such time, subject to rules as may be established by the Committee, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided, further, that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price;

(iv) By reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a Fair Market Value equal to such aggregate exercise price; or

(v) By any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

  (f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under the 2015 Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Lockup Agreement. The Committee may in its discretion specify upon granting an Option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities), not to sell, make any short sale of, loan, grant any option for the purpose of, or otherwise dispose of any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 6.Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 11, amend any conditions of the Award.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the 2015 Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.Termination of Stock Options.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options. Any Non-Statutory Stock Option granted under the 2015 Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 9.Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) transferring to the Company a sufficient number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Common Stock purchased upon exercise of an Incentive Stock Option.

SECTION 10.Transfer and Leave of Absence.

For purposes of the 2015 Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11.Amendments and Termination.

The Board may at any time amend or discontinue the 2015 Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under the 2015 Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. In addition, unless approved by the stockholders of the Company, no amendment to the 2015 Plan will be effective if it would cause the 2015 Plan to fail to satisfy the requirements of the Code for incentive stock options.

The 2015 Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate the 2015 Plan at any earlier time for any reason. No Award may be granted after the 2015 Plan has been terminated. No Award granted while the 2015 Plan is in effect shall be altered or impaired by termination of the 2015 Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret the 2015 Plan and the Awards granted prior to the termination of the 2015 Plan shall continue after such termination.

SECTION 12.Status of 2015 Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13.Change of Control Provisions.

(a) Upon the occurrence of a Change of Control as defined in this Section 13:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option or Restricted Stock Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock, shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option and Restricted Stock Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii) each outstanding Stock Option and Restricted Stock Award may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes, after the Effective Date of the 2015 Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 14.General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under the 2015 Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in the 2015 Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the 2015 Plan or any Award under the 2015 Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

SECTION 15.Effective Date of 2015 Plan.

The 2015 Plan was effective upon its adoption by the Company’s Board of Directors on November 18, 2014. The 2015 Plan shall be submitted to the shareholders of the Company for approval within twelve months following the adoption of the 2015 Plan by the Board. If such shareholder approval is not obtained within twelve months after the Board’s adoption of the 2015 Plan, no Options previously granted under the 2015 Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter.

SECTION 16.Governing Law.

The 2015 Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

* * * * *